
                                                                                                                   EXHIBIT 12.1

                                                  WEINGARTEN REALTY INVESTORS
                                  COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                       TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                     (AMOUNTS IN THOUSANDS)


                                                                                Years Ended December 31,
                                                              ----------------------------------------------------------
                                                                 2002        2001        2000        1999        1998
                                                              ----------  ----------  ----------  ----------  ----------
Net income available to common shareholders . . . . . . . . . $ 112,111   $  88,839   $  58,961   $  76,537   $  54,484

Add:
Portion of rents representative of the interest factor. . . .       912         940         837       1,260         858
Interest on indebtedness. . . . . . . . . . . . . . . . . . .    65,863      54,473      43,190      32,792      33,338
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    19,756      19,703      20,040      19,593       5,881
Amortization of debt cost . . . . . . . . . . . . . . . . . .     1,316       1,372         431         359         359
                                                              ----------  ----------  ----------  ----------  ----------
    Net income as adjusted. . . . . . . . . . . . . . . . . . $ 199,958   $ 165,327   $ 123,459   $ 130,541   $  94,920
                                                              ==========  ==========  ==========  ==========  ==========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . . . $  65,863   $  54,473   $  43,190   $  32,792   $  33,338
Capitalized interest. . . . . . . . . . . . . . . . . . . . .     9,642       9,698       4,204       3,037       1,375
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    19,756      19,703      20,040      19,593       5,881
Amortization of debt cost . . . . . . . . . . . . . . . . . .     1,316       1,372         431         359         359
Portion of rents representative of the interest factor. . . .       912         940         837       1,260         858
                                                              ----------  ----------  ----------  ----------  ----------
    Fixed charges . . . . . . . . . . . . . . . . . . . . . . $  97,489   $  86,186   $  68,702   $  57,041   $  41,811
                                                              ==========  ==========  ==========  ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . . .      2.05        1.92        1.80        2.29        2.27
                                                              ==========  ==========  ==========  ==========  ==========


Net income available to common shareholders . . . . . . . . . $ 112,111   $  88,839   $  58,961   $  76,537   $  54,484
Depreciation and amortization . . . . . . . . . . . . . . . .    76,855      67,803      55,344      49,256      41,580
Gain on sale of properties and securities . . . . . . . . . .   (18,614)     (9,795)       (382)    (20,596)       (885)
Extraordinary charge (early retirement of debt) . . . . . . .                                           190       1,392
                                                              ----------  ----------  ----------  ----------  ----------
    Funds from operations . . . . . . . . . . . . . . . . . .   170,352     146,847     113,923     105,387      96,571
Add:
Portion of rents representative of the interest factor. . . .       912         940         837       1,260         858
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    19,756      19,703      20,040      19,593       5,881
Interest on indebtedness. . . . . . . . . . . . . . . . . . .    65,863      54,473      43,190      32,792      33,338
Amortization of debt cost . . . . . . . . . . . . . . . . . .     1,316       1,372         431         359         359
                                                              ----------  ----------  ----------  ----------  ----------
    Funds from operations as adjusted . . . . . . . . . . . . $ 258,199   $ 223,335   $ 178,421   $ 159,391   $ 137,007
                                                              ==========  ==========  ==========  ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND REFERRED DIVIDENDS. . . . . . . . . . . . .      2.65        2.59        2.60        2.79        3.28
                                                              ==========  ==========  ==========  ==========  ==========
